UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2004

G REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-50261	52-2362509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1551 N. Tustin Avenue
Suite 200
Santa Ana, California 92705
(Address of principal executive offices) (Zip Code)

(877) 888-7348
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Appointment of Principal Officers
Item 8.01 Other Events
SIGNATURES

Item 5.02 Appointment of Principal Officers

     Effective September 28, 2004, the Board of Directors of G REIT, Inc. (the “Company”) has appointed Kelly J. Caskey, 36, as Chief Accounting Officer of the Company. Ms. Caskey will be responsible for all areas of accounting and financial reporting. From April 1996 to May 2004, Ms. Caskey served as Assistant Controller of The First American Corporation, Inc., a publicly traded title insurance company, and Vice President, Assistant Controller of First American Title Insurance Company, a subsidiary of The First American Corporation. Ms. Caskey also will serve as Chief Accounting Officer of T REIT, Inc. and A REIT, Inc. Ms. Caskey is a California Certified Public Accountant and received a BS in Business Administration with an Accounting Concentration from California State University, Fullerton.

Item 8.01 Other Events

     In accordance with the vote of shareholders at the Company’s Annual Shareholder Meeting held June 29, 2004, the Company reincorporated in the State of Maryland on September 27, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

G REIT, INC.

Date: October 4, 2004	By:	/s/ Anthony W. Thompson

Anthony W. Thompson President and Chief Executive Officer